UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 6, 2019

Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(604) 376-3567

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

Management Agreement

On June 6, 2019, Body and Mind Inc. (the “Company”) through its California subsidiary, NMG Cathedral City, LLC (“NMG”) entered into a management and administrative services agreement (the “Management Agreement”) with Satellites Dip, LLC, a California limited liability company (“SD”) that is licensed cannabis business conducting commercial cannabis activity within the state of California, whereby NMG has been engaged to provide certain management and administrative services in connection with the day-to-day administration of SD’s business (the “Services”). The Services may include, without limitation, the following services: (i) management of operations; (ii) inventory management; (iii) equipment and physical maintenance; (iv) regulatory compliance; (v) payroll; (vi) human resources services; (vii) marketing services; (viii) information technology services; (ix) legal services; (x) tax services; (xi) accounting services; (xii) security services; (xiii) controlling the operating budget; (xiv) facility inspections; (xv) detailed records and accounts related to SD’s business and to track key performance indicators; and (xvi) all other activities that NMG or SD determines in its reasonable judgment are necessary or desirable for the day-to-day operation or management of SD’s business. The Services are being provided by NMG to SD in exchange for a management fee of the greater of: (a) thirty percent (30%) of net profits (as such term is defined in the Management Agreement); or (b) $10,000 per month.

In addition, the Management Agreement provides that NMG shall work to broker commercial arrangements between SD and third-party cannabis brand owners whereby SD licenses commercial cannabis brands from third parties in connection with SD’s commercial cannabis activity in exchange for a license fee. Specifically, within thirty (30) days of the effective date of the Management Agreement, NMG shall broker a commercial arrangement between its affiliate company, Nevada Medical Group, LLC and SD whereby SD licenses the trademarks and other intellectual property to be used in connection with SD’s manufacturing of cannabis products bearing such licensed trademarks (the “Branded Products”) on terms as favorable as the most favored licensee.

Furthermore, the Management Agreement provides that NMG shall furnish all equipment and machinery necessary for SD’s manufacturing of the Branded Products. Any equipment provided by NMG to SD shall be owned by NMG in its entirety and, subject to SD’s approval of the terms, leased to SD pursuant to the Equipment Lease Agreement entered into between NMG and SD on June 6, 2019 (the “Equipment Lease”).

The Management Agreement shall be in full force and effect until June 6, 2020 (the “Term”). During the Term, the Management Agreement may not be terminated, except in the event that one party materially breaches the Management Agreement, which breach cannot reasonably be cured or remains uncured for thirty (30) days after the non-breaching party provides written notice of the breach to the breaching party. Prior to the expiration of the initial Term, either party can send written notice to the other party of its intent to renew the Management Agreement for a subsequent one (1) year renewal term (the “Renewal Term”) at least thirty (30) days prior to the expiration of the then current term. If the parties mutually agree, the term shall be extended for the Renewal Term.

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The foregoing description of the Management Agreement does not purport to be complete and is qualified in its entirety by the Management Agreement which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Equipment Lease Agreement

Pursuant to the Equipment Lease, the lease of any item of equipment is to be governed by the terms and conditions of the Equipment Lease. The Equipment Lease and the provision thereof, shall be in full force and effect until June 6, 2020 (the “Initial Term”) and prior to expiration of the Initial Term, either party can send written notice to the other party of its intent to renew the Equipment Lease for a subsequent one year term (the “Renewal Term”) at least thirty (30) days prior to the expiration of the then current term. If the parties mutually agree, the term shall be extended for a subsequent Renewal Term. If no party has provided the other party with thirty (30) days’ prior written notice of its intention to renew the term, the Equipment Lease shall automatically terminate upon the conclusion of the current term.

In consideration of the rights granted under the Equipment Lease, SD shall pay monthly rent (the “Rent”) to NMG each calendar month from the duration of the term, which shall be in US dollars. The Rent payable to NMG shall be calculated as of the last calendar day of each calendar month and shall be paid no later than five (5) days following the end of the preceding calendar month. It is the intent of the parties that the Rent be completely net to NMG so that NMG shall not be liable for any costs or expenses of any nature whatsoever relating to the equipment or any improvements to the equipment or use of the equipment, or the contents of the equipment, or the business carried on therein, and SD shall be solely responsible for any such costs, charges, expenses, and outlays, including taxes, maintenance, and repairs.

The foregoing description of the Equipment Lease does not purport to be complete and is qualified in its entirety by the Equipment Lease which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Operating Loan

In conjunction with entering into the Management Agreement, the Company through NMG entered into a loan and security agreement (the “Loan Agreement”) with SD, dated June 6, 2019, whereby NMG has loaned SD US$250,000 (the “Loan”) to fund the property and business improvements and expansion needs of SD’s business operations. The Loan shall be due and payable on June 6, 2020 (the “Maturity Date”) and shall bear interest at a rate of 12% per annum which shall be accrued, compounded quarterly and payable on the Maturity Date. The Maturity Date may be extended upon mutual agreement of the parties. SD may prepay, in whole or in part, all or any portion of the principal amount of, and accrued interest on the Loan without being subject to any pre-payment penalty; and any pre-payment shall be accomplished by the payment of all accrued and unpaid interest owed under the Loan. The Loan will be evidenced by a promissory note (the “Promissory Note”), which form of promissory note is attached to the Loan Agreement as Exhibit A. In addition, the performance of SD of its obligations under the Loan Agreement and the Promissory Note are secured pursuant to a certain security agreement (the “Security Agreement”) between the parties, which form of Security Agreement is attached to the Loan Agreement as Exhibit B, whereby SD grants, mortgages, pledges, assigns, transfers, conveys and delivers to NMG a security interest in and to all of SD’s right, title and interest in the “Collateral” as defined in the Security Agreement.

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The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by the Loan Agreement which is filed as Exhibit 10.3 hereto and is incorporated by reference herein.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On June 11, 2019, the Company issued a news release announcing manufacturing expansion into California through the Company’s California subsidiary, NMG Cathedral City, LLC (“NMG”). NMG has entered a management and administrative services agreement (the “Management Agreement”) with Satellites Dip, LLC, (“SD”), a licensed cannabis business conducting commercial cannabis activity within the state of California. NMG will manage day to day operations of the custom built 7,800 square foot manufacturing facility in Cathedral City, California. The facility was custom designed for large volume cannabis manufacturing and has been producing wholesale concentrates since construction completion in 2017.

The one year Management Agreement, with a one year renewal term, commenced on June 6, 2019 and encompasses the following:

•	Management Fee

o	NMG will be paid a management fee of 30 % of Net Profits or Ten Thousand Dollars (US$10,000) per month, whichever is greater.

•	Brand Licensing

o	NMG shall work to broker commercial arrangements between SD and third-party cannabis brand owners whereby SD licenses commercial cannabis brands from third parties in connection with SD’s commercial cannabis activity in exchange for a license fee.

o

Specifically, within thirty (30) days of the effective date of the Management Agreement, NMG shall broker a commercial arrangement between its affiliate company, Nevada Medical Group, LLC and SD whereby SD licenses the trademarks and other intellectual property to be used in connection with SD’s manufacturing of cannabis products bearing such licensed trademarks (the “Branded Products”) on terms as favorable as the most favored licensee.

•	Equipment and Capital

o	NMG shall furnish all equipment and machinery necessary for SD’s manufacturing of the Branded Products. Any equipment provided by NMG to SD shall be owned by NMG in its entirety and, subject to SD’s approval of the terms, leased to SD pursuant to an Equipment Lease Agreement entered into between NMG and SD, dated June 6, 2019.

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•	Loan

o	The Parties have entered into a certain secured loan agreement dated June 6, 2019 whereby NMG has loaned SD Two Hundred and Fifty Thousand Dollars (US$250,000) (the “Loan”) to be used solely in connection with SD’s commercial cannabis activity. The Loan shall be due and payable on June 6, 2020 (the “Maturity Date”) and shall bear interest at a rate of 12% per annum which shall be accrued, compounded quarterly and payable on the Maturity Date. The Maturity Date may be extended upon mutual agreement of the parties. The Loan will be secured by a security interest in and to all of SD’s assets.

A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro forma Financial Information

Not applicable.

(c) Shell Company Transaction

Not applicable.

(d) Exhibits

Exhibit	Description
10.1	Management and Administrative Services between Satellites Dip, LLC and NMG Cathedral City, LLC, dated June 6, 2019
10.2	Equipment Lease Agreement between NMG Cathedral City, LLC and Satellites Dip, LLC, dated June 6, 2019
10.3	Loan and Security Agreement between Satellites Dip, LLC and NMG Cathedral City, LLC, dated June 6, 2019
99.1	News Release dated June 11, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: June 11, 2019	By:	/s/ Darren Tindale
Darren Tindale
Chief Financial Officer

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